Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 18, 2024, with respect to the statement of assets and liabilities of Grayscale Ethereum Mini Trust (ETH), as of May 31, 2024, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-1.

/s/ KPMG LLP

New York, New York

July 17, 2024